EXHIBIT 23.B






                        CONSENT OF SPECIAL TAX COUNSEL





Farmland Industries, Inc.:


We consent to the references to our firm in the Prospectus filed as part of this Registration Statement.







                                                BRYAN CAVE LLP


December 16, 1998